                               Pricing Agreement
                               -----------------

Goldman, Sachs & Co.,
 As Representatives of the several
 Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004
                                                                  March 28, 2000
Ladies and Gentlemen:

     Alberto-Culver Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 28, 2000 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                  Very truly yours,


                                  ALBERTO-CULVER COMPANY



                                  By: /s/ William J. Cernugel
                                      ----------------------------------------
                                      Name: William J. Cernugel
                                      Title:  Senior Vice President, Finance

Accepted as of the date hereof:

Goldman, Sachs & Co.


By: /s/Goldman, Sachs & Co.
    ----------------------------
      (Goldman, Sachs & Co.)

                                  SCHEDULE I


                                                                 Principal
                                                                 Amount of
                                                                Designated
                         Underwriter                            Securities
                         -----------
                                                                  to be
                                                                Purchased
                                                                ----------

Goldman, Sachs & Co.......................................     $140,000,000

Banc of America Securities LLC............................       40,000,000

Banc One Capital Markets, Inc.............................       20,000,000
                                                               ============

     Total                                                     $200,000,000

                                  SCHEDULE II


SCHEDULE II


Title of Designated Securities:

     8.25% Notes due November 1, 2005

Aggregate principal amount:

     $200,000,000

Price to Public:

     99.880% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 3, 2000

Purchase Price by Underwriters:

     99.280% of the principal amount of the Designated Securities, plus accrued interest from April 3, 2000

Form of Designated Securities:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

     Federal (same day) funds

Time of Delivery:

     9:00 a.m. (New York City time), April 3, 2000

Indenture:

     Indenture dated June 10, 1998, between the Company and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as Trustee

Maturity:

     November 1, 2005

Interest Rate:

     8.25% per annum

Interest Payment Dates:

     November 1 and May 1, commencing November 1, 2000

Redemption Provisions:

     The Designated Securities will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Designated Securities or (ii) as determined by a Referenced Treasury Dealer, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of any payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (determined on the third Business Day preceding such redemption date) plus 15 basis points and, in each case, plus accrued and unpaid interest thereon to the redemption date.

          "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the remaining term of the Designated Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Designated Securities.

          "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date.

          "Reference Treasury Dealer" means each of Goldman, Sachs & Co., Banc of America Securities LLC and Banc One Capital Markets, Inc. and their respective successors and any other primary U.S. Government securities dealer in New York City selected by the Trustee after consultation with the Company.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Designated Securities to be redeemed.

          Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Designated Securities or portions thereof called for redemption.

Sinking Fund Provisions:

     No sinking fund provisions

Extendable provisions:

     None.

Floating rate provisions:

     None.

Defeasance provisions:

     The provisions described under "Description of Debt Securities -- Defeasance and Covenant Defeasance" in the Company's Prospectus dated May 4, 1998 are applicable to the Designated Securities.

Convertible Provisions:

     None.

Closing location for delivery of Designated Securities:

     Mayer, Brown & Platt
     190 South LaSalle Street
     Chicago, Illinois 60603

Additional Closing Conditions:

     None

Names and addresses of Representatives:

     Designated Representatives: Goldman, Sachs & Co.
     Address for Notices, etc.:  The Registration Department
                                 9th Floor
                                 32 Oldslip
                                 New York, New York 10004

Other Terms:

     None